                                                                     EXHIBIT 3.1

                      ARTICLES OF AMENDMENT TO THE CHARTER

                                       OF

                             PRIVATE BUSINESS, INC.


         Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its Charter:

         1.       The name of the corporation is Private Business, Inc.

         2.       The amendment as adopted is:

                  A. Article FIRST of the charter, in its entirety and as amended by the proposed amendment, is set forth below.

                        "FIRST: The name of the Corporation is Goldleaf Financial Solutions, Inc."

         3.       The corporation is for profit.

         4. The amendments were duly adopted by the Board of Directors of the corporation as of March 16, 2006 and by the Shareholders of the Corporation on May 4, 2006.

         5.       This amendment shall be effective May 5, 2006.





                        (Signature follows on next page)

Dated this 4th day of May 2006.

                                       PRIVATE BUSINESS, INC.


                                       By: /s/ G. Lynn Boggs
                                           -----------------------------------
                                           G. Lynn Boggs,
                                           Chief Executive Officer